Exhibit 21.1

Subsidiaries of the Registrant
Name	Jurisdiction of Incorporation or Organization	Doing business as
Advantage AMP LLC	Delaware	AMP Agency Amp Advantage Marketing Partners
Advantage Sales & Marketing Inc.	Delaware	ASM Inc. Advantage Sales & Marketing AZ Inc.
Advantage Sales & Marketing LLC	Nevada

Advanced Marketing & Sales

Advantage Digital Commerce

Advantage Fresh

Advantage Intelligence

Advantage Marketing Partners

Advantage Sabala

Advantage Sales

Advantage Sales-ASM

Advantage Sales IL

Advantage Sales IN

Advantage Sales KY

Advantage Sales ME

Advantage Sales MI

Advantage Sales NE

Advantage Sales OR

Advantage Sales PA

Advantage Sales RI

Advantage Sales VT

Advantage Sales WY

Advantage Sales & Marketing New Jersey LLC

Advantage Sales & Marketing Wyoming

Advantage Supply Chain

Advantage Solutions

Advantage Solutions AZ

Advantage Solutions Georgia

Advantage Solutions Illinois

Advantage Solutions MN

Advantage Solutions NC

Advantage Solutions ND

Advantage Solutions Ohio

Advantage Solutions PA

Advantage Solutions TN

Advantage Solutions WI

Advantage Solutions Wyoming

Advantage Unified Commerce

Amp

AMP Agency

ASM Home Center/Hardware Division

Beekeeper Marketing

Blue Ocean Innovative Solutions

Brand Connections

eShopportunity

Edge Marketing

Fresh Solutions of Texas

IBC

IN Connected Marketing

IN Marketing Services

Integrated Marketing Services

Interactions

J.L. Buchanan

PromoPoint Marketing

Relentless Advantage

Resource Marketing

Sage Tree

SMART

Storeboard Media

Sunflower

THE SMART TEAM

The Sunflower Group

Advantage Solutions Inc.	Canada

Advantage Solutions Canada Inc.

Advantage Sales and Marketing Canada

ASM Canada Sales and Logistics Solutions

CBI

Edge Marketing

Elida Beauty

IBC

IBC Confectionary

Integrated Marketing Services Canada

Sales and Logistics Solutions

Point de cheminement Canada

ASI Intermediate Corp.	Delaware
Daymon Eagle Holdings, LLC	Delaware
Daymon Worldwide Canada Inc.	Delaware	CDS Club Demonstration Services Interactions Consumer Experience Marketing
Daymon Worldwide Japan Inc.	Delaware
Daymon Worldwide Inc.	Delaware	Daymon Daymon Design Daymon Private Brand Development Daymon Private Brand Management FDM Business Development Retail Odyssey RIVIR
Club Demonstration Services, Inc	Connecticut	CDS
Club Demonstration Services Australia Inc.	Delaware
Club Demonstration Services Korea Inc.	Delaware
IDR Marketing Partners, LLC	Pennsylvania	Brandshare
Interactions Consumer Experience Marketing Inc.	Delaware	Interactions Advantage AllAccess
Karman Intermediate Corp.	Delaware
R Squared Solutions LLC	Delaware	R2 Solutions R2 Fresh Solutions R Squared Solutions Delaware LLC R Squared Solutions LLC Florida R Squared Solutions LLC Georgia

R Squared Solutions Kentucky LLC

R Squared Solutions LLC New Jersey

R Squared Solutions LLC New York

R Squared Solutions LLC Pennsylvania

R Squared Solutions South Carolina LLC

R Squared Solutions LLC Texas

R Squared Solutions LLC Virginia

SAS Retail Services, LLC	Delaware	Retail Odyssey